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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RIGHTNOW TECHNOLOGIES, INC. (Exact name of registrant as specified in its charter)
DELAWARE	81-0503640

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

40 ENTERPRISE BOULEVARD, BOZEMAN, MONTANA	59718-9300

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable.	Not Applicable.

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

        If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☒

        Securities Act registration statement file number to which this form relates:     333-115331     (if applicable)

        Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.001 PER SHARE (Title of Class)
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.001 per share (the "Common Stock"), of RightNow Technologies, Inc., a Delaware corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Capital Stock" beginning at page 74 of the Registrant's Registration Statement on Form S-1, File No. 333-115331, filed with the Securities and Exchange Commission, as amended (the "Registration Statement"), and in the prospectus included in the Registration Statement, together with the description set forth under such caption included in the form of prospectus subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by this reference in response to this item.

Item 2. Exhibits.

        The following exhibits are filed as a part of this registration statement:

Exhibit Number	Exhibit Description
3.1*	Amended and Restated Certificate of Incorporation of the Registrant.
3.2*	Amended and Restated Bylaws of the Registrant.
3.3*	Form of Amended and Restated Certificate of Incorporation of the Registrant to be filed upon the closing of the offering to which the Registration Statement relates.
4.1*	Specimen of Common Stock Certificate.
4.2*	Amended and Restated Investors' Rights Agreement dated December 14, 2000, among the Registrant, certain stockholders and the investors listed on Exhibit A thereto.
4.3*	Form of Warrant to Purchase shares of Series B Preferred Stock issued to Priority Capital and GATX Ventures, Inc.
4.5*	Amendment to Amended and Restated Investors' Rights Agreement dated October 19, 2001, among the Registrant, certain stockholders and investors listed on the signature pages thereto.

*
Incorporated by reference to the exhibit of the same number in the Registrant's Registration Statement on Form S-1, as amended (File No. 333-115331).

2

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)	RIGHTNOW TECHNOLOGIES, INC.
Date	July 27, 2004
By	/s/ SUSAN J. CARSTENSEN Susan J. Carstensen, Chief Financial Officer, Vice President, Treasurer and Assistant Secretary

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1*	Amended and Restated Certificate of Incorporation of the Registrant.
3.2*	Amended and Restated Bylaws of the Registrant.
3.3*	Form of Amended and Restated Certificate of Incorporation of the Registrant to be filed upon the closing of the offering to which the Registration Statement relates.
4.1*	Specimen of Common Stock Certificate.
4.2*	Amended and Restated Investors' Rights Agreement dated December 14, 2000, among the Registrant, certain stockholders and the investors listed on Exhibit A thereto.
4.3*	Form of Warrant to Purchase shares of Series B Preferred Stock issued to Priority Capital and GATX Ventures, Inc.
4.5*	Amendment to Amended and Restated Investors' Rights Agreement dated October 19, 2001, among the Registrant, certain stockholders and investors listed on the signature pages thereto.

*
Incorporated by reference to the exhibit of the same number in the Registrant's Registration Statement on Form S-1, as amended (File No. 333-115331).

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX